Exhibit 99.1

MicroVision Files Preliminary Proxy Statement

Redmond, WA - June 1, 2026 - MicroVision, Inc., (Nasdaq: MVIS), a leader in advanced perception solutions, today announced its filing of a preliminary proxy statement in connection with the Company’s 2026 Annual Meeting of Shareholders to be held virtually on Friday, July 10, 2026, at 9:00 am PT. The preliminary proxy statement provides detailed proposals to be voted on at the Annual Meeting, including a proposal to provide the Board of Directors the right to effect a reverse stock split.

“Since stepping into the CEO role at MicroVision just eight months ago, we have been steadily and rapidly progressing along our path to achieve commercial success, having deepened our technical expertise, expanded our product portfolio, sharpened our go-to-market plan, and accelerated commercial engagement and traction,” said Glen DeVos, CEO of MicroVision. “In order to effectively and quickly execute on our strategic commercial and operational goals, MicroVision must have the right capital structure to offer a compelling investment opportunity to a wide range of investors.”

“The reverse stock split proposal is intended to support long-term shareholder value by preserving our listing on Nasdaq, supporting capital flexibility, and achieving a stock price that will appeal to stable, value-enhancing capital,” said Robert Carlile, Chairman of the Board of MicroVision. “On behalf of the entire Board, I would like to convey our appreciation of the continued support of the Company’s shareholders, as well as our confidence in the leadership team to diligently and expeditiously execute our strategic plan to build value for MicroVision and its shareholders.”

About MicroVision

MicroVision is defining the next generation of lidar-based perception solutions for automotive, industrial, and security & defense markets. As the industry moves beyond proof of concept toward value, deployment, and commercialization, MicroVision delivers integrated hardware and software solutions designed for real-world performance, automotive-grade reliability, and economic scalability. With engineering centers in the U.S. and Germany, MicroVision leads the industry in depth and breadth of its portfolio, with both short- and long-range lidar solutions, featuring solid-state sensors with varying wavelengths, advanced sensor architectures, design-to-cost engineering, and open software solutions.

For more information, visit the Company’s website at www.microvision.com, on Facebook at www.facebook.com/microvisioninc, and LinkedIn at https://www.linkedin.com/company/microvision/.

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Solicitation Material

This communication may be deemed to be solicitation material in connection with the proposal to be submitted to MicroVision’s shareholders at its 2026 Annual Meeting of Shareholders seeking approval of an amendment to the certificate of incorporation to provide the Board of Directors with the right to effect a reverse stock split. In connection with the proposal, MicroVision plans to file a preliminary proxy statement on Schedule 14A with the SEC. The Company expects to file its definitive proxy material in due course. Shareholders are encouraged to read the preliminary proxy statement and all other relevant documents filed with the SEC when they become available, including the definitive proxy statement, because they will contain important information about the proposal. Shareholders may obtain a free copy of the proxy statement and other documents that the Company files with the SEC at the SEC’s website (www.sec.gov) or from the Company by accessing information included on the Investor Relations website (ir.microvision.com).

Forward-Looking Statements

Certain statements contained in this release, including proposals and annual meeting outcomes; Nasdaq compliance and continued listing; market position, expectations, and likelihood of success; opportunities for customer engagement and revenue; market position; product portfolio; and access to capital and capital-raising opportunities are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include the risk its ability to operate with limited cash or to raise additional capital when needed; market acceptance of its technologies and products or for products incorporating its technologies; the failure of its commercial partners to perform as expected under its agreements; its financial and technical resources relative to those of its competitors; its ability to keep up with rapid technological change; government regulation of its technologies; its ability to enforce its intellectual property rights and protect its proprietary technologies; the ability to obtain customers and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market its products; potential product liability claims; its ability to maintain its listing on The Nasdaq Stock Market, and other risk factors identified from time to time in the Company’s SEC reports, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect the Company. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this release may affect the Company to a greater extent than indicated. Except as expressly required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

MicroVision Investor Relations Contact

Jeff Christensen

Darrow Associates Investor Relations

MVIS@darrowir.com

MicroVision Media Contact

Heidi Davidson

heidi@galvanizeworldwide.com

(914) 441-6862

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